Exhibit 99.1

Co-Diagnostics, Inc. Reports Full Year 2022 Financial Results

Full-year Results Impacted by Lower Demand for COVID-19 Testing

Announced Initiation of Clinical Evaluations for Co-Dx PCR Home™ Platform

SALT LAKE CITY, March 16, 2023— Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today financial results for the full year ended December 31, 2022.

Full Year 2022 Financial Results:

●	Revenue of $34.2 million, down from $97.9 million during the prior year primarily due to lower global demand for the Logix Smart™ COVID-19 tests
●	Gross profit of $28.7 million, representing 84.0% of consolidated revenue
●	Operating loss of $27.0 million compared to operating income of $46.1 million a year ago, due to lower revenue, goodwill impairment charges, and continued investments into research and development for the Co-Dx PCR Home Platform
●	Net loss of $14.2 million, compared to net income of $36.7 million in the prior year, representing loss of $0.45 per fully diluted share, compared to $1.23 in 2021
●	Adjusted net income, net of goodwill impairment charges, of $1.2 million, compared to adjusted net income of $36.7 million in the prior year, representing adjusted income of $0.04 per fully diluted share, compared to $1.23 in 2021
●	Adjusted EBITDA loss of $3.1 million
●	Repurchased 3.9 million shares of common stock at an average price of $3.66 per share for an aggregate purchase price of approximately $14.2 million
●	Cash, cash equivalents, and marketable securities of $81.3 million as of December 31, 2022
●	Cash flow from operations of $6.6 million for the twelve months ended December 31, 2022

Dwight Egan, Co-Diagnostics’ Chief Executive Officer, said, “The impact of COVID-19 on society decreased considerably during the second half of the year, and resulted in lower demand for high-throughput testing at the centralized lab level. While our overall financial performance has been impacted by these trends, we are pleased with the progress we made against our strategic priorities which support our Co-Dx PCR Home™ platform as we continue to see an emphasis on diagnostics shifting out of the centralized lab settings and towards at-home and point-of-care (POC). The commencement of clinical evaluations announced in February of this year marks an important step toward detection of infectious diseases in at-home and POC settings, with anticipated multiplex panels to follow.”

Mr. Egan continued, “Looking ahead, we remain focused on executing the clinical evaluations for our Co-Dx PCR Home platform, including the clinical trials themselves and the analytical studies required to support regulatory submissions. Our mission of creating a new standard for real-time PCR at-home and POC technology continues to be validated. We firmly believe our patented Co-Primers™ technology and patent-pending design of the new Co-Dx PCR Home platform extend our capabilities, aspirations, and potential far beyond COVID-19, and we continue our focus on managing the business and being deliberate in our actions.”

Full Year 2022 and Recent Business Highlights:

●	Expanded the OEM agreement with Bio Molecular Systems for the Co-Dx Box™ magnetic induction PCR cycler to encompass 193 countries worldwide
●	Designed and verified two testing products for mpox in response to urgent global health concern generated by that virus
●	Received clearance from Indian regulators for JV CoSara hepatitis B and hepatitis C viral load tests, as well as a high-risk HPV multiplex test
●	Authorized a $30.0 million share repurchase program
●	Recently initiated clinical evaluations for Co-Dx PCR Home platform and initial COVID-19 test
●	Completed strategic additions to the Scientific Advisory Board appointing Carl Wittwer, M.D., Ph.D. as Chairman, as well as Karen C. Carroll, M.D, Noriko Kusukawa, Ph.D., and Anne Wyllie, Ph.D.

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 844-481-2661 (domestic) or 412-317-0652 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

*The Co-Dx PCR Home platform is subject to FDA review and is not currently for sale.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR Home™ platform and to locate genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, and one-time transaction related costs. Additionally, this press release contains adjusted net income (loss), which is a non-GAAP measure defined as net income excluding goodwill impairment charges. The Company believes that adjusted EBITDA and adjusted net income (loss) provide useful information to management and investors relating to its results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA and adjusted net income (loss) provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the net income, the most comparable GAAP financial measure, to adjusted EBITDA and adjusted net income (loss) are included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) that are subject to a number of risks and uncertainties. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding (i) that we continue to see an emphasis on diagnostics shifting out of the centralized lab settings and towards at-home and point-of-care settings, (ii)anticipated development of multiplex panels, and (iii) that we will successfully complete the clinical trials required to support regulatory submissions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2022, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact: Andrew Benson	Investor Relations Contact: Zachary Mizener
Head of Investor Relations +1 801-438-1036	Lambert & Co. +1 616-258-5804
investors@codiagnostics.com	zmizener@lambert.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$22,973,803	$88,607,234
Marketable investment securities	58,289,066	1,255,266
Accounts receivable, net	3,453,723	20,839,182
Inventory	5,310,473	2,004,169
Income taxes receivable	1,870,419	-
Prepaid expenses and other current assets	761,186	2,338,444
Note receivable	75,000	75,000
Total current assets	92,733,670	115,119,295
Property and equipment, net	2,539,483	1,933,216
Operating lease right-of-use asset	372,115	-
Goodwill	-	14,706,818
Intangible assets, net	26,768,333	27,195,000
Investment in joint venture	672,679	1,004,953
Note receivable	-	75,000
Total assets	$123,086,280	$160,034,282
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$952,297	$607,506
Accrued expenses, current	934,447	3,859,652
Operating lease liability, current	297,209	-
Contingent consideration liabilities, current	1,689,471	5,767,304
Income taxes payable	-	2,213,088
Deferred revenue	-	150,000
Total current liabilities	3,873,424	12,597,550
Long-term liabilities
Income taxes payable	1,181,284	1,067,853
Deferred tax liability	2,417,987	7,228,444
Operating lease liability	50,708	-
Contingent consideration liabilities	1,042,885	4,665,337
Total long-term liabilities	4,692,864	12,961,634
Total liabilities	8,566,288	25,559,184
Commitments and contingencies (Note 13)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 34,754,265 shares issued and 30,872,607 shares outstanding as of December 31, 2022 and 33,819,862 shares issued and outstanding as of December 31, 2021	34,754	33,820
Treasury stock, at cost; 3,881,658 and 0 shares held as of December 31, 2022 and December 31, 2021, respectively	(14,211,866)	-
Additional paid-in capital	88,472,934	80,271,999
Accumulated other comprehensive income	293,140	-
Accumulated earnings	39,931,030	54,169,279
Total stockholders’ equity	114,519,992	134,475,098
Total liabilities and stockholders’ equity	$123,086,280	$160,034,282

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2022	2021
Revenue	$34,218,209	$97,885,603
Cost of revenue	5,481,092	11,574,944
Gross profit	28,737,117	86,310,659
Operating expenses
Sales and marketing	7,344,628	13,397,813
General and administrative	14,262,963	11,550,615
Research and development	17,438,098	14,961,916
Depreciation and amortization	1,282,718	335,363
Goodwill impairment charges	15,388,546	-
Total operating expenses	55,716,953	40,245,707
Income (loss) from operations	(26,979,836)	46,064,952
Other income (expense)
Interest income	704,044	45,631
Loss on disposition of assets	(138,117)	(44,355)
Gain on remeasurement of acquisition contingencies	7,899,644	-
Loss on equity method investment in joint venture	(332,969)	(430,433)
Total other income (expense)	8,132,602	(429,157)
Income (loss) before income taxes	(18,847,234)	45,635,795
Income tax provision (benefit)	(4,608,985)	8,977,231
Net income (loss)	$(14,238,249)	$36,658,564
Other comprehensive income
Change in net unrealized gains on marketable securities, net of tax	$293,140	$-
Total other comprehensive income	$293,140	$-
Comprehensive income (loss)	$(13,945,109)	$36,658,564

Earnings per common share:
Basic	$(0.45)	$1.27
Diluted	$(0.45)	$1.23
Weighted average shares outstanding:
Basic	31,479,028	28,874,555
Diluted	31,479,028	29,903,686

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

Reconciliation of net income to adjusted EBITDA:

	Years Ended December 31,
	2022	2021
Net income (loss)	$(14,238,249)	$36,658,564
Interest income	(704,044)	(45,631)
Depreciation and amortization	1,282,718	335,363
Transaction costs	139,342	151,305
Change in fair value of contingent consideration	(7,899,644)	-
Stock-based compensation expense	7,543,223	5,509,404
Income tax provision	(4,608,985)	8,977,231
Goodwill impairment charges	15,388,546	-
Adjusted EBITDA	$(3,097,093)	$51,586,236

Reconciliation of net income (loss) to adjusted net income (loss):

	Years Ended December 31,
	2022	2021
Net income (loss)	$(14,238,249)	$36,658,564
Goodwill impairment charges	15,388,546	-
Adjusted net income (loss)	$1,150,297	$36,658,564